Exhibit 5.1

June 15, 2018

WMIH Corp.

800 Fifth Avenue, Suite 4100

Seattle, Washington 98104

Re:	WMIH Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to WMIH Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) up to 600,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”) and liquidation preference $1,000 per share, and (b) up to 520,158,730 shares of common stock, par value $0.00001 per share (the “Common Stock”), issuable (i) upon conversion of the Series B Preferred Stock, including in connection with the payment of a special dividend of 19.04762 shares of Common Stock per share (the “Special Distribution”) at the time of such conversion, and (ii) in connection with the payment of semi-annual dividends on the Series B Preferred Stock, in shares of Common Stock, at an annual rate of 5.00% of the liquidation preference of $1,000 per share of Series B Preferred Stock (the “Dividend Shares”), in each case to be sold from time to time by the selling security holders named in the Registration Statement (the “Selling Security Holders”) in the manner set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to such prospectus pursuant to Rule 415 under the Securities Act (the foregoing shares of Common Stock, together with the Series B Preferred Stock, the “Securities”). This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted

One Bryant Park | New York, New York 10036-6745 | 212.872.1000 | fax: 212.872.1002 | akingump.com

WMIH Corp.

June 15, 2018

to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, valid book-entry notations for the issuance of the Securities in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The shares of Series B Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

2.	The shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Series B Preferred Stock and the payment of the Special Distribution and Dividend Shares in connection therewith and, when issued and delivered upon conversion of the Series B Preferred Stock or the payment of the Special Distribution or Dividend Shares in connection therewith, the shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.	We have assumed that at the time of the issuance of the Common Stock, (i) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, and (ii) the Company will have the necessary corporate power and due authorization.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

WMIH Corp.

June 15, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER, & FELD LLP

AKIN, GUMP, STRAUSS, HAUER, & FELD LLP